Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 88.4 Million Gallons Delivered and Revenue of $81.0 Million for Second Quarter of 2017

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced operating results for the second quarter and six months ended June 30, 2017.

The Company delivered 88.4 million gallons in the second quarter of 2017, a 6.6% increase from 82.9 million gallons delivered in the same period in 2016. For the six months ended June 30, 2017, the Company delivered 173.5 million gallons, an 8.2% increase from 160.4 million gallons delivered in the same period in 2016.

Revenue for the second quarter of 2017 was $81.0 million, a 25.0% decrease from $108.0 million of revenue for the second quarter of 2016. This decrease was primarily due to a lower effective price per gallon because of the Company's sale of certain assets related to the upstream production portion of its RNG business to BP Products North America Inc. ("BP") in the first quarter of 2017 (the "Asset Sale"). Although the Company continues to generate revenue relating to the sale of RINs and LCFS Credits from sales of its Redeem™ RNG vehicle fuel, the amount of revenue it receives from the sale of these credits has decreased as a result of the Asset Sale. In addition, revenue decreased compared the second quarter of 2016 due to the expiration of the U.S. federal excise tax credits for alternative fuels ("VETC") as of December 31, 2016. Station construction revenue decreased between periods, principally due to a decrease in large, full-station projects. Compressor revenue decreased due to low global demand in the compressor sector. Revenue increased by $4.0 million from a year ago related to increased gallons delivered.

Revenue for the six months ended June 30, 2017 was $170.5 million, a 16.3% decrease from $203.8 million compared to the same period in 2016, primarily due to the same factors described above.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated "Continued volume growth and positive adjusted EBITDA made for a favorable second quarter with what we believe is positive momentum moving forward. Particularly of note were several significant customer wins with our Redeem™ renewable natural gas, demonstrating how the transportation industry continues to embrace the cleanest fuel available."

On a GAAP basis, net loss for the second quarter of 2017 was $(17.8) million, or $(0.12) per share, compared to net income of $1.5 million, or $0.01 per share, for the second quarter of 2016. The second quarter of 2017 included a $0.8 million reduction to the gain from the Asset Sale and the second quarter of 2016 included VETC revenue of $6.5 million and a gain of $10.1 million from the repurchase of debt at a discount to the face amount.

On a GAAP basis, net income for the six months ended June 30, 2017 was $43.3 million, or $0.28 per share, compared to net income of $4.4 million, or $0.04 per share, for the six months ended June 30, 2016. The six months ended June 30, 2017 included gains of $3.2 million and $69.9 million from the Company's repurchase of a portion of its outstanding debt at a discount to the face amount and from the Asset Sale, respectively. The six months ended June 30, 2016 included VETC revenue of $12.9 million and a gain of $26.0 million from the repurchase of debt at a discount to the face amount.

Non-GAAP loss per share and Adjusted EBITDA for the second quarter of 2017 was $(0.10) per share and $3.2 million, respectively. Non-GAAP income per share and Adjusted EBITDA for the second quarter of 2016 was $0.03 per share and $26.7 million, respectively, which included VETC revenue and gains from debt repurchases.

Non-GAAP income per share and Adjusted EBITDA for the six months ended June 30, 2017 was $0.31 per share and $84.0 million, respectively, which included gains from debt repurchases and the Asset Sale. Non-GAAP income per share and Adjusted EBITDA for the six months ended June 30, 2016 was $0.08 per share and $56.5 million, respectively, which included VETC revenue and gains from debt repurchases. Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) and income (loss) per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share ("non-GAAP EPS" or "non-GAAP income (loss) per share") and adjusted EBITDA ("Adjusted EBITDA"). Management has presented non-GAAP EPS and Adjusted EBITDA because it believes that these measures provide meaningful supplemental information regarding the Company’s performance for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance, for financial and operational decision-making; (2) they exclude the impact of items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss) or income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash expenses related to stock-based compensation provides useful information to investors because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net income (loss) attributable to Clean Energy Fuels Corp. to an adjusted net income (loss) figure used in the calculation of non-GAAP EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s, except share and per-share amounts)	2016	2017	2016	2017
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$1,530	$(17,808)	$4,358	$43,251
Stock-Based Compensation, Net of $0 Tax	2,037	2,778	4,456	4,688
Adjusted Net Income (Loss)	$3,567	$(15,030)	$8,814	$47,939
Diluted Weighted-Average Common Shares Outstanding	111,743,512	150,586,423	106,252,692	152,415,149
GAAP Income (Loss) Per Share	$0.01	$(0.12)	$0.04	$0.28
Non-GAAP Income (Loss) Per Share	$0.03	$(0.10)	$0.08	$0.31

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, and plus stock-based compensation expense. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s)	2016	2017	2016	2017
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$1,530	$(17,808)	$4,358	$43,251
Income Tax Expense (Benefit)	432	124	813	(2,139)
Interest Expense	8,136	4,285	17,437	9,196
Interest Income	(315)	(499)	(456)	(691)
Depreciation and Amortization	14,920	14,336	29,881	29,653
Stock-Based Compensation, Net of $0 Tax	2,037	2,778	4,456	4,688
Adjusted EBITDA	$26,740	$3,216	$56,489	$83,958

Definition of "Gallons Delivered"

The Company defines “gallons delivered” as its gallons of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG"), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company's proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and six months ended June 30, 2016 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
Gallons Delivered (in millions)	2016	2017	2016	2017
CNG	63.9	71.1	125.0	139.6
RNG(1)	0.6	0.6	1.6	1.2
LNG	18.4	16.7	33.8	32.7
Total	82.9	88.4	160.4	173.5
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel, also known as Redeem™, is included in CNG and LNG, as applicable.
Sources of Revenue
The following table represents our sources of revenue for the three and six months ended June 30, 2016 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue (in Millions)	2016	2017	2016	2017
Volume -Related	$71.6	$63.3	139.5	136.9
Compressor Sales	8.8	5.2	17.1	11.7
Station Construction Sales	21.1	12.3	34.3	21.6
VETC	6.5	—	12.9	—
Other	—	0.2	—	0.3
Total	$108.0	$81.0	$203.8	$170.5
Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, September 3, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13666012. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: growing momentum in the market for natural gas and other alternative vehicle fuels and the Company’s ability to capture a significant share of this market; sales of growing volumes of RNG and other natural gas vehicle fuel; and growth in the Company’s customer base. Actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas and other alternative fuels, as well as heavy-duty trucks and other vehicles powered by these fuels; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and otherwise compete successfully in this market; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, including receiving revenue from these stations equal to or greater than their costs or at all; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and repayment of its debt obligations (whether at or prior to maturity); the availability of tax credits and other government programs or incentives that promote natural gas or other alternatives as a vehicle fuel; changes to federal, state or local fuel emission standards or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business after the sale of the upstream production portion of this business; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to sustain or grow its compressor business and manage risks and uncertainties related to the global scope of this business; the Company’s ability to realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic transactions or relationships, including its various relationships with BP and its affiliates; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report on Form 10-Q, filed on August 3, 2017 with the Securities and Exchange Commission (www.sec.gov), contains additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2016	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$36,119	$49,959
Restricted cash	6,996	253
Short-term investments	73,718	151,259
Accounts receivable, net of allowance for doubtful accounts of $1,063 and $1,280 as of December 31, 2016 and June 30, 2017, respectively	79,432	63,872
Other receivables	21,934	15,316
Inventory	29,544	29,949
Prepaid expenses and other current assets	14,021	12,239
Total current assets	261,764	322,847
Land, property and equipment, net	483,923	423,333
Notes receivable and other long-term assets, net	16,377	19,868
Investments in other entities	3,475	2,572
Goodwill	93,018	67,062
Intangible assets, net	38,700	36,764
Total assets	$897,257	$872,446
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$5,943	$4,319
Accounts payable	23,637	15,424
Accrued liabilities	52,601	35,740
Deferred revenue	7,041	6,359
Total current liabilities	89,222	61,842
Long-term portion of debt and capital lease obligations	241,433	210,509
Long-term debt, related party	65,000	40,000
Other long-term liabilities	7,915	5,230
Total liabilities	403,570	317,581
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 145,538,063 shares and 150,849,588 shares at December 31, 2016 and June 30, 2017, respectively	15	15
Additional paid-in capital	1,090,361	1,107,809
Accumulated deficit	(603,836)	(561,082)
Accumulated other comprehensive loss	(17,675)	(15,633)
Total Clean Energy Fuels Corp. stockholders’ equity	468,865	531,109
Noncontrolling interest in subsidiary	24,822	23,756
Total stockholders’ equity	493,687	554,865
Total liabilities and stockholders’ equity	$897,257	$872,446

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
Revenue:
Product revenue	$94,731	$67,849	$178,723	$144,078
Service revenue	13,294	13,167	25,084	26,429
Total revenue	108,025	81,016	203,807	170,507
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	61,880	50,825	115,251	105,422
Service cost of sales	6,848	6,519	12,732	12,783
Selling, general and administrative	25,261	23,304	50,856	47,077
Depreciation and amortization	14,920	14,336	29,881	29,653
Total operating expenses	108,909	94,984	208,720	194,935
Operating loss	(884)	(13,968)	(4,913)	(24,428)
Interest expense	(8,136)	(4,285)	(17,437)	(9,196)
Interest income	315	499	456	691
Other income (expense), net	(147)	135	103	(32)
Income (loss) from equity method investments	67	(34)	(7)	(70)
Gain from extinguishment of debt	10,120	—	26,043	3,195
Gain (loss) from sale of certain assets of subsidiary	—	(762)	—	69,886
Income (loss) before income taxes	1,335	(18,415)	4,245	40,046
Income tax benefit (expense)	(432)	(124)	(813)	2,139
Net income (loss)	903	(18,539)	3,432	42,185
Loss attributable to noncontrolling interest	627	731	926	1,066
Net income (loss) attributable to Clean Energy Fuels Corp.	$1,530	$(17,808)	$4,358	$43,251
Income (loss) per share:
Basic	$0.01	$(0.12)	$0.04	$0.29
Diluted	$0.01	$(0.12)	$0.04	$0.28
Weighted-average common shares outstanding:
Basic	109,272,906	150,586,423	103,782,086	149,721,767
Diluted	111,743,512	150,586,423	106,252,692	152,415,149